EXHIBIT 4.1

                     [SPECIMEN CERTIFICATE OF COMMON STOCK]

          NUMBER                                                   SHARES
     C[CERTIFICATE  #]                                      [NUMBER  OF  SHARES]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                             CORDEXA HOLDINGS, INC.

                    TOTAL AUTHORIZED ISSUE 105,000,000 SHARES


    100,000,000 Shares                                       5,000,000 Shares
   Par Value $0.001 Each                                 Par Value $0.0001  Each
        Common  Stock                                         Preferred  Stock


                                                                 See Reverse for
                                                             Certain Definitions



                                   [SPECIMEN]

THIS  IS  TO  CERTIFY  THAT___________________________________IS  THE  OWNER  OF


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             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                             CORDEXA HOLDINGS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED  _______________


                                [CORPORATE SEAL]



-----------------------------                           ------------------------
          SECRETARY                                             PRESIDENT





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